Exhibit 99.1

Dex One Receives NYSE Compliance Notice

CARY, N.C.--(BUSINESS WIRE)--August 26, 2011--Dex One Corporation (NYSE: DEXO) announced today that it received notification from the New York Stock Exchange (NYSE) that its average equity market capitalization has fallen below the Exchange’s minimum continued listing standard of $100 million over a consecutive 30 trading-day period.

Dex One notified the NYSE that, by Oct. 7, it intends to submit a plan to restore compliance. Within 45 days of receipt of the company’s plan, the NYSE will determine if it will accept it. If the Exchange accepts the plan, Dex One will have up to 18 months to demonstrate compliance with the minimum equity market capitalization continued listing standard. During this period, the company’s shares will continue to be listed and traded on the NYSE, subject to compliance with other NYSE continued listing standards.

ABOUT DEX ONE

Dex One Corporation (NYSE: DEXO) is a leading marketing solutions provider helping local businesses and their customers connect wherever and whenever they choose to search. Building on its heritage of delivering print-based solutions, the company provides integrated products and services to help its clients establish their digital presence and generate leads. Dex One’s locally based marketing experts offer a broad network of local marketing solutions, including online, mobile and print search solutions, such as DexKnows.com. For more information, visit www.DexOne.com.

SAFE HARBOR PROVISION

Certain statements contained in this press release regarding Dex One Corporation’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. All forward-looking statements reflect only Dex One's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Dex One. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Dex One’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

CONTACT:
Dex One Corporation
Media Contact:
Chris Hardman, 303-784-1351
chris.hardman@dexone.com
or
Investor Contact:
Jamie Andelman, 800-497-6329
invest@dexone.com